U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.

                               FORM 8-K

                             CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





                             October 20, 2000
            ------------------------------------------------
            Date of Report (date of earliest event reported)





                             Capco Energy, Inc.
            -----------------------------------------------------
            Exact Name of Registrant as Specified in its Charter


          Colorado               0-10157               84-0846529
--------------------------    ---------------     ----------------------
State or Other Jurisdiction   Commission File     IRS Employer Identifi-
     Of Incorporation              Number              cation Number




                       2922 East Chapman, Suite 202
                         Orange, California 92869
            ---------------------------------------------------------
            Address of Principal Executive Office, Including Zip Code


                              (714) 288-8230
               ---------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a) On October 19, 2000, McGladrey and Pullen, LLP were terminated as the independent accountants for Capco Energy, Inc. (the "Registrant"). On October 20, 2000, the Registrant engaged Stonefield Josephson, Inc. as its independent accountants.

(b) McGladrey and Pullen, LLP has not issued any opinion for the Registrant.

(c) The Registrant's Board of Directors made the decision to terminate its prior accountants and to engage Stonefield Josephson, Inc. in order to reduce the cost of its audit. The Registrant has no audit or similar committee.

(d) In connection with the interim period from July 19, 2000 to October
19, 2000, there have been no disagreements with McGladrey and Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(e) The Registrant did not consult with Stonefield Josephson, Inc. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

(f) The Registrant has requested that McGladrey and Pullen, LLP review this disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(a) EXHIBITS.

Exhibit 16. Letter from McGladrey and Pullen, LLP

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    CAPCO ENERGY, INC.



Dated: October 20, 2000             By:/s/ Dennis R. Staal
                                       Dennis R. Staal,
                                       Chief Financial Officer